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EXHIBIT 23.1

We consent to the incorporation by reference in Registration Statement No.333-04093 of Kensey Nash Corporation on Form S-8 of our reported dated August 16, 1996, appearing in the Annual Report on Form 10-K of Kensey Nash Corporation for the year ended June 30, 1996.

DELOITTE & TOUCHE LLP
Philadelphia, Pennsylvania

September 30, 1996

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